Filed Pursuant to Rule 424(b)(5)
Registration No. 333-184703

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 15, 2012)

MicroVision, Inc.

2,635,136 Shares of Common Stock

Warrants to Purchase up to 1,976,352 Shares of Common Stock

We are offering directly to investors up to 2,635,136 shares of our common stock and warrants to initially purchase up to 1,976,352 shares of our common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise or exchange of the warrants. The warrants will have an exercise price of $2.886 per share of our common stock. The warrants will be exercisable on or after the date of issuance and will terminate on the fifth anniversary of the date of issuance. For a more detailed description of the warrants, see the section entitled “Description of Securities We Are Offering—Warrants” beginning on page S-6 of this prospectus supplement.

Our shares are quoted on The NASDAQ Global Market under the symbol “MVIS.” On May 16, 2013, the last sale price of our common stock as reported on The NASDAQ Global Market was $2.22 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other nationally recognized trading system.

Investing in our securities involves a high degree of risk. Please see the sections entitled “Risk Factors” on page S-5 of this prospectus supplement, on page 1 of the accompanying prospectus, as well as in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference herein, for a discussion of important risks that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 17, 2013.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated November 15, 2012 and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding the Company, updates and changes information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate by reference important information into this prospectus supplement and the accompanying prospectus. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus, as well as additional information described under “Documents Incorporated by Reference,” before deciding to invest in shares of our common stock and warrants to purchase shares of our common stock. If the information in, or incorporated by reference in, this prospectus supplement conflicts with information in the accompanying prospectus or a document incorporated by reference herein or therein, the information in, or incorporated by reference in, this prospectus supplement shall control. All references in this prospectus supplement to “MicroVision,” “the Company,” “we,” “us” or “our” mean MicroVision, Inc., unless we state otherwise or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference include or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend” and “expect” and similar expressions generally identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in the section entitled “Risk Factors” in this prospectus supplement, in the section entitled “Risk Factors” in the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus supplement and the accompanying prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in or incorporated into this prospectus supplement and the accompanying prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and our consolidated financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Overview

We are developing our proprietary PicoP® display technology which can be used by our customers to create high-resolution miniature laser display and imaging engines. Our PicoP display technology utilizes our widely patented expertise in two dimensional Micro-Electrical Mechanical Systems (MEMS), lasers, optics, and electronics to create a high quality video or still image from a small form factor device with lower power needs than conventional display technologies. Our strategy is to develop and supply PicoP display technology directly or through licensing arrangements to original equipment manufacturers (OEMs) in market segments including consumer electronics, automotive, and industrial for integration into their products.

Corporate Information

MicroVision was founded in 1993 as a Washington corporation and reincorporated in 2003 under the laws of the State of Delaware. Our principal office is located at 6222 185th Avenue NE, Redmond WA 98052 and our telephone number is 425-936-6847. We maintain a website at www.microvision.com, where general information about us is available. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider it part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock we are offering	2,635,136 shares

Common stock to be outstanding after this offering	27,911,029 shares

Warrants we are offering	We are offering warrants to initially purchase up to 1,976,352 shares of common stock, which will be exercisable beginning on the date of issuance until the five year anniversary of issuance at an exercise price per share equal to $2.886. Each warrant to purchase a share of common stock offered hereby may also be exchanged beginning forty-five days following the date of issuance until the five year anniversary of issuance for a number of shares of common stock (but not more than one share of common stock for each warrant so exchanged) with a value determined by a negotiated Black-Scholes formula described below if, among other things, our common stock is then trading at a price at or lower than the warrant exercise price per share. This prospectus also relates to the offering of the shares of common stock issuable upon exercise or exchange of the warrants. For additional information regarding the warrants, see “Description of Securities We are Offering—Warrants.”

Listing	Our common stock is listed on the NASDAQ Global Market under the symbol “MVIS.” There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other nationally recognized trading system.

Use of proceeds	The net proceeds from the sale of common stock and warrants offered by this prospectus supplement will be used for general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” on page S-5 of this prospectus supplement and on page 1 of the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

The number of shares of common stock to be outstanding after this offering is based on 25,275,893 shares outstanding as of May 16, 2013 and excludes 1,449,043 shares issuable upon exercise of outstanding options (and unvested stock awards), 5,131,266 shares issuable upon exercise of outstanding warrants, 252,829 shares reserved for issuance pursuant to our equity plans and an aggregate of 1,976,352 shares of common stock issuable upon the exercise or exchange of the warrants to be offered in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide whether to purchase our securities. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Common Stock, Warrants and this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our common stock to decline.

If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $2.22 per share and our net tangible book value as of March 31, 2013, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $2.02 per share with respect to the net tangible book value of the common stock (excluding any shares issuable on exercise or exchange of the warrants). See the section entitled “Dilution” on page S-8 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock following the expiration of the lock-up agreement we entered into with the underwriter as described in the section entitled “Underwriting,” our stockholders, including investors who purchase shares of common stock in this offering, could experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.

There is no public market for the warrants in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of shares of our common stock and warrants offered pursuant to this prospectus supplement will be approximately $5.4 million after deducting an investment fee of $275,000 payable to one of the expected investors, Crede CG III, Ltd. (“Crede”), and estimated offering expenses that are payable by us. We anticipate that the net proceeds from the sale of the securities offered under this prospectus supplement will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, and acquisitions of other technologies. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) up to 2,635,136 shares of our common stock and (ii) warrants to purchase up to 1,976,352 shares of our common stock.

Common Stock.

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 2 of the accompanying prospectus.

Warrants.

The following is a summary of the material attributes and characteristics of the warrants. The form of warrant will be provided to the investors in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

Each warrant entitles the holder thereof to purchase shares of our common stock at an exercise price equal to $2.886 per share. The warrants will be exercisable at any time beginning on the date of issuance until the five-year anniversary of the date of issuance. The exercise price and the number and type of securities purchasable upon exercise of warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of our assets and certain other events.

Holders of the warrants may exercise their warrants to purchase shares of our common stock on or before the termination date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised in cash. If, and only if, a registration statement relating to the issuance of the shares underlying the warrants is not then effective or available or such shares would not be freely tradable, a holder of warrants would be entitled to exercise the warrants on a cashless basis, where the holder receives the net value of the warrant in shares of common stock.

Under certain circumstances, beginning forty-five days after issuance, in the event that our common stock trades at a price that is 25% or more above the exercise price of the warrants for a period of 20 consecutive days (with an average daily volume equal to or greater than $300,000), we may, subject to limitations in the warrants, require the holder of the warrants to exercise the warrants for cash.

Beginning forty-five days after the date of issuance, if our common stock is then trading at a price at or lower than the warrant exercise price per share, a holder may, without the payment of additional consideration, exchange all or any portion of the warrants based on a formula for a number of shares of our common stock equal to the negotiated Black-Scholes value as defined below divided by the closing bid price of our common stock as of two trading days prior to such exchange. However, in no event will the number of shares of common stock issued in connection with an exchange exceed the number of shares of common stock that would be issuable on a cash exercise of the warrants if the portion of the warrant being so exchanged were then exercised for cash thereunder.

The negotiated Black-Scholes value is defined as the value of an option for the number of shares equal to the portion of the warrant being exchanged at the applicable exchange date as such value is determined calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing sale price of the common stock as of the date of issuance of the warrant, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the warrant as of such exchange date, (iii) a strike price equal to the exercise price in effect at the time of the applicable exchange, (iv) an expected volatility equal to 135% and (v) a deemed remaining term of the warrant of five years (regardless of the actual remaining term of the warrant). The negotiated Black-Scholes value would only change based on changes in the risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the warrants at the time of an exchange, which would not be expected to materially change the negotiated Black-Scholes value.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price.

The warrants do not confer upon holders any voting or other rights as stockholders of the Company.

PLAN OF DISTRIBUTION

We have agreed to sell directly to the investors all of the shares of common stock and warrants offered by this prospectus supplement. No underwriters or agents were engaged by us for this transaction. We estimate the total expenses of this offering that will be payable by us will be approximately $450,000, including a $275,000 investment fee paid to Crede. The investment fee payable to Crede will reduce its aggregate cash investment at closing and will not reduce the cash investment at closing of any other investors. We have entered into a securities purchase agreement directly with the investors in connection with this offering. The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type. The securities purchase agreement contains certain prohibitions on additional issuances of equity or equity-linked securities for 90 days. These representations, warranties and covenants were made solely for purposes of the securities purchase agreement and should not be relied upon by any of our investors who are not parties to the agreement, nor should any such investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition. Such investors are not third party beneficiaries under the securities purchase agreement.

The purchase and sales under the securities purchase agreement (and of the shares issuable upon exercise or exchange of the warrants) is registered pursuant to our shelf registration statement on Form S-3 File Number 333-184703 and as to which this prospectus supplement relates.

The foregoing description of the securities purchase agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the securities purchase agreement, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on May 17, 2013 and is incorporated herein by reference.

DILUTION

If you invest in our securities, your interest will be diluted by an amount equal to the difference between the public offering price and the net tangible book value per share of common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock.

Our net tangible book value at March 31, 2013 was $232,000, or $.01 per share of common stock. After giving effect to the sale of 2,635,136 shares of common stock and warrants to purchase 1,976,352 shares of common stock in this offering at the price of $2.22 per share and accompanying warrant, and our receipt of the net proceeds from the sale of those securities, our adjusted net tangible book value at March 31, 2013 would be $5,688,000, or $.20 per share. This represents an immediate increase in as-adjusted net tangible book value of $.19 per share to existing shareholders and an immediate and substantial dilution of $2.02 per share to new investors. The following table illustrates this per share dilution:

Offering price per share and accompanying warrant	$2.22
Net tangible book value per share at March 31, 2013	$.01
Increase in net tangible book value per share attributable to offering	$.19
As-adjusted net tangible book value per share as of March 31, 2013, after giving effect to the offering	$.20
Dilution per share to new investors in the offering	$2.02

These calculations exclude:

•	5,131,266 shares of common stock issuable upon exercise of warrants outstanding on March 31, 2013, all of which are exercisable at prices ranging from $2.125 to $ 28.80 per share;

•

1,449,043 shares of common stock issuable upon exercise of options (and unvested stock awards) outstanding as of May 16, 2013, of which approximately 733,308 shares are exercisable under our equity plans; and

•	1,976,352 shares of common stock issuable upon exercise or exchange of the warrants offered by this prospectus supplement.

LEGAL MATTERS

The validity of the common stock and warrants being offered hereby will be passed upon by Ropes & Gray LLP, Boston, Massachusetts.

DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. These documents are on file with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3, including amendments, relating to the common stock and warrants to purchase common stock offered by this prospectus supplement and the accompanying prospectus, which have been filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock and warrants offered by this prospectus supplement and the accompanying prospectus we refer you to the registration statement and the exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2013;

•	Our Current Reports on Form 8-K filed with the SEC on March 1, 2013, March 15, 2013 and April 23, 2013; and

•

The description of our common stock set forth in Amendment No. 1 to our Registration Statement on Form SB-2 (Registration No. 333-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-21221).

PROSPECTUS

$25,000,000

MicroVision, Inc.

Common Stock

Preferred Stock

Warrants

We may sell from time to time up to $25,000,000 of our common stock, preferred stock, or warrants in one or more transactions.

We will provide specific terms of these securities and offerings in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is traded on The NASDAQ Global Market under the symbol “MVIS.” On November 14, 2012 the closing price of our common stock on The NASDAQ Global Market was $2.27 per share.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the information under the heading “Risk Factors” set forth herein on page 1 and in our filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our securities.

Our executive offices are located at 6222 185th Avenue NE, Redmond, Washington 98052, and our telephone number is (425) 936-6847.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2012.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is subject to the safe harbor created by that section. Such statements may include, but are not limited to, projections of revenues, income or loss, capital expenditures, plans for product development and cooperative arrangements, future operations, financing needs or plans of MicroVision, as well as assumptions relating to the foregoing. The words “anticipate,” “believe,” “estimate,” “expect,” “goal,” “may,” “plan,” “project,” “will,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made.

These forward-looking statements are not guarantees of future performance. Factors that could cause actual results to differ materially from those projected in our forward-looking statements include the following: our ability to obtain financing; market acceptance of our technologies and products; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and to develop partnership opportunities; the timing of commercial product launches; the ability to achieve key technical milestones in key products; and other factors set forth in the section entitled “Risk Factors” below, and in the documents incorporated by reference into this prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in or incorporated into this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as amended or supplemented, which are incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by our subsequent quarterly reports or other filings, including filings after the date hereof, with the Securities and Exchange Commission under the Exchange Act. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

THE COMPANY

MicroVision provides the PicoP® display technology platform designed to enable next-generation display and imaging products for consumer devices, vehicle displays and wearable displays. Our PicoP projection display technology uses highly efficient laser light sources which can create vivid images with high contrast and brightness.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities offered under this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, and acquisitions of other technologies. The prospectus supplement relating to specific sales of our securities hereunder will set forth our intended use for the net proceeds we receive from the sales. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing instruments or other securities.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

TO EARNINGS

As we have incurred losses in each of the periods presented below, our earnings were inadequate to cover fixed charges and preference dividends, if any, by the following amounts (in thousands):

	SIX MONTHS ENDED JUNE 30,	FISCAL YEAR ENDED DECEMBER 31,
	2012	2007	2008	2009	2010	2011
Additional earnings required to cover fixed charges	14,774	26,393	32,620	39,529	47,460	35,808

Our deficiency of combined fixed charges and preference dividends to earnings for each of the periods referred to above has been computed on a consolidated basis and should be read in conjunction with the consolidated financial statements, including the notes thereto, and other information set forth in the reports filed by us with the SEC. Please refer to Exhibit 12.1 filed with the registration statement of which this prospectus constitutes a part for additional information regarding the ratio of earnings to cover fixed charges and preference dividends, if any.

DESCRIPTION OF CAPITAL STOCK

Our Certificate of Incorporation, as amended, authorizes us to issue 100,000,000 shares of common stock, $.001 par value per share, and 25,000,000 shares of preferred stock, $.001 par value per share. As of October 26, 2012, there were 25,078,195 shares of common stock, and no shares of preferred stock, outstanding.

Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, holders of common stock:

•	are entitled to any dividends validly declared;

•	will share ratably in our net assets in the event of a liquidation; and

•	are entitled to one vote per share.

The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

Preferred Stock. The Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by the shareholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of MicroVision, which could depress the market price of our common stock. If we offer preferred stock, the terms of that series of preferred stock will be set forth in the prospectus supplement relating to that series.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, warrants or units of any combination of the foregoing securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement or term sheet relating to the warrants offered hereby. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus forms a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferable separately;

•

the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

PLAN OF DISTRIBUTION

General. We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the terms of the securities to which such prospectus supplement relates;

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents. If underwriters are used in the sale of securities, they will acquire the securities for their own accounts and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the prospectus supplement. We may engage in “at the market” offerings only of our common stock. An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the the Securities Act and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which will be listed on The NASDAQ Global Market, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity or any trading in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 (including exhibits furnished under Item 9.01 in connection with information furnished under Item 2.02 or Item 7.01) of any current report on Form 8-K:

•

Our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012, and amendment no. 1 to our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on October 30, 2012;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed with the SEC on May 10, 2012 and August 7, 2012, respectively;

•	Our current reports on Form 8-K filed with the SEC on January 26, 2012, February 17, 2012, May 22, 2012, June 11, 2012, June 18, 2012, September 21, 2012 and October 3, 2012;

•	Any other filings we make pursuant to the Exchange Act after the filing date of the initial registration statement and prior to effectiveness of the registration statement; and

•

The description of our common stock set forth in Amendment No. 1 to our Registration Statement on Form SB-2 (Registration No. 333-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-21221).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

MicroVision, Inc.
6222 185th Avenue NE
Redmond, Washington 98052
Attention: Investor Relations
(425) 936-6847

This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

LEGAL MATTERS

For the purpose of this offering, Ropes & Gray LLP, Boston, Massachusetts, is giving its opinion on the validity of the securities offered hereby.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2011 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

2,635,136 Shares of Common Stock

Warrants to Purchase 1,976,352 Shares of Common Stock

MICROVISION, INC.

PROSPECTUS SUPPLEMENT

May 17, 2013